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United States Security and Exchange Commission 10/20/2017
Division of Corporate Finance
100 F Street, N.E.
Washington, DC 20549

Attention:  Patrick Kuhn (202) 551-3308
            Claire Erlanger (202) 551-3301
            Donald Field (202) 551-3680
            J. Nolan McWilliams Attorney Advisor (202) 551-3217

Re:ARC287BC Corporation
         Form 1-A Registration Statement (Registration no. (024-10611)
         Originally filed on September 21, 2016, as amended.

Request for Qualification

         Requested Date:October 24, 2017
         Requested Time:4:00 PM Eastern Time

Ladies and Gentlemen:

ARC287BC Corporation (the Registrant) hereby requests that the Securities and Exchange Commission (the Commission) take appropriate action to qualify the above-captioned Registration Statements on Form 1-A qualified at the
Requested Date and Requested Time set forth above or as soon thereafter as practicable.

The Registrant requests that it be notified of such qualification by telephone call to Mr. Wilson X. Bezerra at his cell 862-703-9196 or his office at 973-595-6494.

Sincerely,
ARC287BC Corporation

By:  /s/Wilson X. Bezerra
     Wilson X. Bezerra
     Chief Executive Officer

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